                                                                     EXHIBIT 11


                              RTW, INC. AND SUBSIDIARY
  STATEMENT REGARDING COMPUTATION OF NET INCOME PER COMMON AND COMMON SHARE
                                      EQUIVALENT


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

                                                        QUARTER ENDED              NINE MONTHS
                                        -----------------------------------------     ENDED
                                          MAR-96         JUN-96         SEP-96       SEP-96
                                        -----------    -----------    -----------   -----------
WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING, UNADJUSTED            11,725,149     11,763,624     11,806,909    11,765,227

STOCK WARRANTS                              12,959          4,340              -         5,766

STOCK OPTIONS
    Options at $25.00                            -              -            227            76
    Options at $19.33                        1,768         11,776         13,952         9,165
    Options at $16.67                          968          1,908          2,156         1,677
    Options at $12.50                        2,913          3,920          4,186         3,673
    Options at $ 8.67                       41,509         47,574         48,741        45,941
    Options at $ 2.67                       68,473         70,729         71,325        70,176
    Options at $ 2.00                      372,130        368,207        344,113       361,483
                                        -----------    -----------    -----------   -----------
WEIGHTED AVERAGE COMMON AND COMMON
     SHARE EQUIVALENTS OUTSTANDING      12,225,869     12,272,078     12,291,609    12,263,184
                                        -----------    -----------    -----------   -----------
                                        -----------    -----------    -----------   -----------

NET INCOME ($000'S)                         $2,283         $2,481         $2,582        $7,346
                                        -----------    -----------    -----------   -----------
                                        -----------    -----------    -----------   -----------

NET INCOME PER COMMON AND COMMON
     SHARE EQUIVALENT                        $0.19          $0.20          $0.21         $0.60
                                        -----------    -----------    -----------   -----------
                                        -----------    -----------    -----------   -----------

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